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                                                                    EXHIBIT 3.31

                                     BY-LAWS
                                       OF
                         EDGEWOOD NURSING CENTERS, INC.

                                    ARTICLE I
                                     Offices

                  The principal office of the corporation in the Commonwealth of Pennsylvania shall be located in the Township of Mt. Lebanon, County of Allegheny. The corporation may have such other offices, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II
                                  Shareholders

                  Section 1. Annual Meeting. The annual meeting of the shareholders shall be the fourth week of March per Shareholder action dated 12/1/94. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it conveniently may be held.

                  Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes specified, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the written request of the holders of not less than fifty-five (55%) percent of all the outstanding shares of the corporation entitled to vote at the meeting.

                  Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of Pennsylvania unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Pennsylvania, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the Commonwealth of Pennsylvania.

                  Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                  Section 5. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, on the record date, which shall be at least


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five (5) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                  Section 6. Quorum. The holders of shares constituting a majority of the total voting power of the outstanding shares of the corporation entitled to vote as provided for in Section 8 of this Article II, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, the Articles of Incorporation or these by-laws. If less than a majority of the voting power so described of the outstanding shares are represented at a meeting, the majority of the voting power of the corporation so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 7. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution.

                  Section 8. Voting of Shares. Subject to the provisions of
Section 10 of this Article II each outstanding share of common Stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                  Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy of such corporation without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the



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transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                  Section 10. No Cumulative Voting. Unless otherwise provided by law, at each election for Directors there shall be no cumulative voting and every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him on the record date according to the voting power which is provided for such shares in Section 8 of this Article II for as many persons as there are directors to be elected and for whose election he has a right to vote.

                  Section 11. Informal Action by Shareholders. Unless otherwise provided by law, any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                  Section 12. Order of Business. The order of business at the annual meeting of the shareholders shall be as follows

                  (a)      Calling meeting of shareholders to order;
                  (b)      Proof of notice of meeting;
                  (c)      Reading of minutes of last annual meeting;
                  (d)      Reports of officers;
                  (e)      Reports of committees;
                  (f)      Election of directors;
                  (g)      Miscellaneous business.

                                  ARTICLE III
                               Board of Directors

                  Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

                  Section 2. Number, Tenure and Qualifications. The number of authorized Directors of the Corporation shall be not less than 1 nor more than 15, fixed from time to time by the shareholders. The Directors shall be elected at the annual meeting of the shareholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

                  Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these By-Laws immediately after, and at the same place, as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the



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time and place for the holding of additional regular meetings without other notice than such resolution.

                  Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President and any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

                  Section 5. Notice. Notice of any special meeting shall be given at least twenty-four (24) hours previously thereto by written notice delivered personally to each director at his business address, or by telegram. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Notice of any special meeting may be given by mail and if mailed, such notice shall be deemed to be delivered when deposited forty-eight hours prior to the meeting in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business of any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                  Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 8. Vacancies. Any vacancy, including any vacancy resulting from an increase in the number of directors, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                  Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.



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                  Section 11. In addition to the powers and authorities by these
By-Laws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders, including, but not limited to, the power by resolution passed by a majority of the whole Board of Directors to elect one of its number as Chairman and to delegate two or more of its number to constitute an executive committee which shall have and exercise the authority of the Board of Directors in the management of the business of the corporation, and to establish a compensation committee as provided for in Section 9 or Article IV. Any action which may be taken at a meeting of the directors or the members of the executive committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the executive committee, as the case may be, and shall be filed with the secretary of the corporation.

                                   ARTICLE IV
                                    Officers

                  Section 1. Number. The officers of the corporation shall be a President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Nothing containing in these By-Laws shall preclude the Board of Directors from electing members of the Board of Directors as officers of the corporation.

                  Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

                  Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                  Section 5. President. The president shall be the chief executive officer of the corporation, and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with attestation by the Secretary, Assistant Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, which he is authorized, moreover, to endorse and transfer, any deeds, mortgages, bonds, contracts, or other instruments



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which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                  Section 6. Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order determined by the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                  Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                  Section 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                  Section 9. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or by such Compensation Committee as may be established by the Board of Directors to which the Board of Directors shall delegate two or more members of the Board of Directors and which shall have and exercise the authority of the Board of Directors in fixing said compensation and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                 Indemnification

                  Section 1. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in



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the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he: reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Common Pleas or such other court shall deem proper.

                  Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 4. Any indemnification under Sections 1 and 2 of this
Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section such determination shall be made:

                  (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or



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                  (b) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                  (c) By the shareholders.

                  Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 3 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

                  Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE VI
                      Contracts Loans, Checks and Deposits

                  Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of any on behalf of the corporation, and such authority may be general or confined to specific instances.

                  Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                  Section 3. Checks, drafts, etc. All checks, drafts and other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.



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                                  ARTICLE VII
                   Certificates For Shares and Their Transfer

                  Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do and shall be sealed with the corporate seal which may be facsimile, engraved or printed but where such share certificate is signed by a transfer agent or registrar the signature of any corporate officer upon such certificate may be facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the date of its issue. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                  Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII
                                   Fiscal Year

                  The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December in each year.

                                   ARTICLE IX
                                    Dividends

                  Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Articles of Incorporation.



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                                   ARTICLE X
                                      Seal

                  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the State of incorporation and the words, "Corporate Seal".

                                   ARTICLE XI
                                Waiver of Notice

                  Unless otherwise provided by law, whenever any notice is required to be given to any shareholders or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XII
                                   Amendments

                  These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the shareholders representing a majority of the total voting power set forth in Section 8 of Article II of all the shares issued and outstanding, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting, or by a majority vote of the members of the Board of Directors at any regular or special meeting, duly convened after notice to the Directors of that purpose, subject always to the power of the shareholders to change such action by the Directors.



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